SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K/A
CURRENT REPORT PURSUANT TO SECTION 13 OF
THE SECURITIES EXCHANGE ACT OF 1934

     Date of Report
(Date of earliest event reported) January 9, 2003

GENERAL MOTORS CORPORATION

(Exact name of registrant as specified in its charter)

STATE OF DELAWARE	1-143	38-0572515

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Renaissance Center, Detroit, Michigan		48265-3000

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (313)-556-5000

ITEM 9. REGULATION FD DISCLOSURE

     Forward Looking Information relating to General Motors Corporation (GM) financial objectives for 2003:

     The following slides were changed subsequent to the 8-K filing on January 9, 2003 where GM outlined their objectives for 2003.

GMAC U.S. Auto New and Used Retail Loans Average Gross Loss per Unit with a Loss New Used Severity of loss has increased reflecting weaker used car market 1997 1998 1999 2000 2001 2002 Preliminary $5,195 $4,670 $7,703 $6,433

GMAC U.S. Auto New and Used Retail Credit Scoring Good to Bad Ratio x:1 5.7 9.0 15.4 15.8 12.8 14.0 19.1 18.8 1995 1996 1997 1998 1999 2000 2001 2002 Preliminary Memo Approximately 65% of contracts gone bad result in some loss

GMAC Serviced Assets and Funding Y-E Funding Y-E Serviced Assets 120 138 161 184 218 244 98 113 134 149 167 192 Serviced Assets $ Billions 1997 1998 1999 2000 2001 2002 Preliminary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENERAL MOTORS CORPORATION

(Registrant)

Date	January 10, 2003

		By	/s/ Peter R. Bible

(Peter R. Bible, Chief Accounting Officer)